UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2008 (July 29, 2008)

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-3248

Global BPO Services Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2008, at the Company’s 2008 annual meeting of stockholders, the Company’s stockholders approved the 2008 Stock Incentive Plan. A summary of the 2008 Stock Incentive Plan was provided in the proxy statement filed with the Securities and Exchange Commission on July 3, 2008 in the section entitled “The Incentive Plan Proposal” and the 2008 Stock Incentive Plan as approved by the Board of Directors was attached as Annex D to the proxy statement, each of which are incorporated herein by reference. The forms of incentive stock option agreement, non-statutory stock option agreement, restricted stock agreement and restricted stock unit agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: August 4, 2008

By:  /s/  R. Scott Murray

        Name: R. Scott Murray

        Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement under the 2008 Stock Incentive Plan of the Company

10.2	Form of Non-Statutory Stock Option Agreement under the 2008 Stock Incentive Plan of the Company

10.3	Form of Restricted Stock Agreement under the 2008 Stock Incentive Plan of the Company

10.4	Form of Restricted Stock Unit Agreement under the 2008 Stock Incentive Plan of the Company